Exhibit 10.1

DLJ MB IV HRH, LLC

Eleven Madison Avenue, 16th Floor

New York, New York 10010

December 1, 2006

Morgans Hotel Group

475 Tenth Avenue

New York, New York 10018

Attn:  David Smail

Re:          Financing Waiver Date

Dear Mr. Smail:

Reference is hereby made to that certain Contribution Agreement dated as of November 7, 2006 (as amended on November 20, 2006, November 22, 2006, November 28, 2006, November 29, 2006 and November 30, 2006, the ”Contribution Agreement”) by and among DLJ MB IV HRH, LLC (“DLJMB”) and Morgans Hotel Group Co. (“Morgans”).  Capitalized terms used but not defined herein have the meanings given to them in the Contribution Agreement.

This letter is to confirm our agreement that, for all purposes under the Contribution Agreement, the Financing Waiver Date shall be extended from 5:00 p.m. Eastern Standard Time on Friday, December 1, 2006 to the earlier of (a) 5:00 p.m. Eastern Standard Time on Saturday, December 2, 2006; and (b) such time as DLJMB and Morgans shall have entered into an amendment and restatement of the Contribution Agreement in a form mutually acceptable to such parties.

This letter supersedes any prior agreements relating to the subject matter hereof, and shall be deemed to be effective as of 4:59 p.m. Eastern Standard Time on Friday, December 1, 2006.

Please acknowledge that the foregoing conforms to Morgans’ understanding with respect to the extension of the Financing Waiver Date, by signing this letter below and returning it to DLJMB.

This letter may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

Very truly yours,

DLJ MB IV HRH, LLC

		By:	/s/ Steven Rattner
Steven Rattner

Agreed to and Acknowledged as of
December 1, 2006:

Morgans Hotel Group Co.

By:	/s/ W. Edward Scheetz

cc: Stephen G. Gellman, Esq.